Exhibit 23.1


                             MICHAELSON & CO., P.A.
                          CERTIFIED PUBLIC ACCOUNTANTs
                            WEST PALM BEACH, FLORIDA






To the Board of Directors of
Royal Casket Distribution Corporation




         Michaelson & Co., P.A., certified public accountants, hereby consents to the use of its opinion dated November 2, 2001, in connection with the Form 10-SB Registration Statement filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Act of 1934.


                                           MICHAELSON & CO., P.A., CPA


Dated:   January ....... , 2002